UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: April 10, 2018

Bank of South Carolina Corporation

(Exact name of registrant as specified in its charter)

South Carolina	0-27702	57-1021355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

256 Meeting Street Charleston, SC	29401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(843) 724-1500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5-Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Shareholders

On April 10, 2018, there were a total of 4,990,879 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The following matters were voted upon and approved by the shareholders at the 2018 Annual Meeting.

1.	The election of nineteen members to the Board of Directors.
2.	The ratification of the appointment of Elliott Davis, LLC as the independent auditor for the fiscal year December 31, 2018.

The following is a summary of the voting results for each proposal presented to the shareholders:

As to Proposal #1 there were 2,991,202 shares (99.94% of total shares voted and 59.93% of total outstanding shares) were represented in person or by proxy. The results are as follows:

NAME	FOR	WITHHELD

Susanne K. Boyd	2,984,061	8,645
David W. Bunch	2,989,715	2,991
Graham M. Eubank, Jr.	2,986,119	6,587
Elizabeth M. Hagood	2,918,898	73,808
Fleetwood S. Hassell	2,790,641	202,065
Glen B. Haynes	2,990,726	1,980
William L. Hiott, Jr.	2,988,516	4,190
Richard W. Hutson, Jr.	2,981,778	10,928
Charles G. Lane	2,989,003	3,703
Hugh C. Lane, Jr.	2,987,317	5,389
Linda J. Bradley-McKee	2,986,145	6,561
Alan I. Nussbaum	2,989,725	2,981
Karen J. Phillips	2,991,001	1,705
Edmund Rhett, Jr.	2,988,355	4,351
Malcolm M. Rhodes	2,989,527	3,179
Douglas H. Sass	2,983,624	9,082
Sheryl G. Sharry	2,988,003	4,703
Steve D. Swanson	2,990,726	1,980
Eugene H. Walpole, IV	2,931,758	60,948

There were 1,504 shares withheld and 1,552,254 broker non-votes as to proposal number one.

As to Proposal #2 for approval of Elliott Davis, LLC as the independent auditor for the Company for the fiscal year ending December 31, 2018, 4,531,931 shares voted in favor (99.71% of shares voted and 90.80% of total outstanding shares), 5,674 shares voted against, and 7,355 abstained. There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of South Carolina Corporation
(Registrant)

Date: April 10, 2018
/s/ Eugene H. Walpole, IV
Eugene H. Walpole, IV
Chief Financial Officer/
Executive Vice President